CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Amended Quarterly Report on Form 10-QSB/A of Colombia Goldfields Ltd. for the quarter ended March 31, 2006, I certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1)
the Amended Quarterly Report on Form 10-QSB/A of Colombia Goldfields Ltd. for the quarter ended March 31, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
the information contained in the Amended Quarterly Report on Form 10-QSB/A for the quarter ended March 31, 2006, fairly presents in all material respects, the financial condition and results of operations of Colombia Goldfields Ltd..

By:	/s/ Randall Martin
Name:	J. Randall Martin
Title:	Principal Executive Officer and Director
Date:	February 9, 2007
By:	/s/ James Kopperson
Name:	James Kopperson
Title:	Principal Financial Officer
Date:	February 9, 2007